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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference of our report dated May 7, 2000, with respect to the combined financial statements of International Propane Products, LLC and Bison Valve, LLC for the year ended December 31, 1999, included in this Current Report on Form 8-K/A of Blue Rhino Corporation ("Company"), filed with the Securities and Exchange Commission in the following:

         o Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

         o Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

         o Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

         o Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan;

         o Form S-3 (No. 333-90897) pertaining to the registration of 3,216,885 shares of the Company's common stock.




                                                           /s/ Ernst & Young LLP


Winston-Salem, North Carolina
June 12, 2000